UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne,	Indiana	46809
(Address of principal executive offices)		(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value	FELE	NASDAQ	Global Select Market
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers
On December 18, 2020, the Board of Directors (the “Board”) of Franklin Electric Co., Inc. (the “Company”) adopted and approved an Executive Severance Policy (the “Policy”), effective January 1, 2021, for employees of the Company who are appointed as Executive Officers by the Board.
The Policy provides for the payment of severance and other benefits to eligible employees in the event of a termination of employment with the Company without cause, as defined in the Policy. The Policy is not intended to amend or modify any severance benefits contained in any individual agreements between the Company and any Executive Officer. In the event of a qualifying termination, and subject to the Executive Officer’s execution of a general release of claims against the Company, the Severance Plan provides the following payments and benefits to the Executive Officers:
•A lump sum payment equal to the one and one-half times the sum of the annual base pay plus target bonus in the case of the Chief Executive Officer, and one times annual base pay plus target bonus for all other Executive Officers;
•A lump sum payment equal to a pro-rata portion of the Executive Officer’s annual bonus in effect on the employment termination date, based on the level of achievement of the Company’s performance goals, as approved by the Management Organization and Compensation Committee of the Board for the year in which the Executive’s termination of employment occurs;
•Accelerated vesting of stock-based awards not otherwise eligible for accelerated vesting under the terms of an applicable stock award agreement, and the removal of all restrictions on time-based awards of restricted stock or restricted stock units; and
•Accelerated vesting of any performance-based stock awards or units; and
•Payment of COBRA premiums until the eighteen-month anniversary, in the case of the Chief Executive Officer, or the one-year anniversary, in the case of all other Executive Officers, of the termination date.

The above description is a summary of the terms of the Policy and is subject to and qualified in its entirety by the terms of the Policy, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Franklin Electric Co., Inc. Executive Severance Policy (amended and restated effective January 1, 2021)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: December 18, 2020	By	/s/ John J. Haines
John J. Haines
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)